                                                                    EXHIBIT 23.1

                      CONSENT OF THE INDEPENDENT AUDITORS



The Board of Directors
Impac Mortgage Holdings, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-12025 and No. 333-68128) each on Form S-8 and registration statements (No. 333-34137 and No. 333-52335) each on Form S-3 and registration statement (No. 333-63456) on Form S-3/A of Impac Mortgage Holdings, Inc. of our report dated February 2, 2001, except as to note S to the consolidated financial statements, which is as of March 27, 2001, relating to the consolidated balance sheets of Impac Mortgage Holdings, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations and comprehensive earnings
(loss), changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000, annual report on Form 10-K/A of Impac Mortgage Holdings, Inc. filed on October 15, 2001.



                                      /S/  KPMG LLP

Orange County, California
October 15, 2001